Exhibit 99.1
Contact:
Claudine Bianchi
978-946-7726
cbianchi@navisite.com
NaviSite Reports Fourth Quarter and Fiscal Year 2010 Financial Results
Fourth Quarter Recurring Hosting Revenue Grew 5% Sequentially
Fourth Quarter Adjusted EBITDA Grew 20% Sequentially
Successfully Launched NaviSite’s Enterprise-Class Managed Cloud Services
Andover, MA, October 7, 2010 — NaviSite, Inc. (NASDAQ: NAVI), a premier provider of enterprise-class hosting, managed application, managed messaging and managed cloud services, today reported financial results for the fourth quarter and full fiscal year 2010 ended July 31, 2010.
During the third quarter of fiscal year 2010, NaviSite completed three asset sale transactions, generating initial gross cash proceeds of $56.9 million, including up to $4.5 million to be received upon release of escrow balances. The following results exclude discontinued operations for the periods presented.
Financial Results for the Fourth Quarter and Fiscal Year 2010
•	Total revenue for the quarter ended July 31, 2010, was $32.7 million, representing a year-over-year increase of 8% and a sequential quarterly increase of 4%. Total revenue for the full fiscal year 2010 was $126.1 million, representing a 1% increase over revenue of $125.4 million in fiscal year 2009.
•	Recurring hosting revenue was $32.4 million for the fourth quarter, representing a year-over-year increase of 11% and a sequential quarterly increase of 5%. Recurring hosting revenue was $123.6 million for the year, representing a growth of 4% over the $119.2 million recorded in fiscal year 2009.
•	Gross margin was 37% for the fourth quarter compared to 38% recorded in the fourth quarter last year and 37% during the third quarter of fiscal year 2010. Gross margin for fiscal year 2010 was 38%, representing a 3 percentage point increase from the 35% recorded in fiscal year 2009. Cash

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

gross margin which excludes depreciation, amortization and non cash stock compensation was 51% for the fourth quarter and for the full fiscal year.

•	Income from operations for the fourth quarter was $1.4 million compared to a loss of $4.5 million last year and income of $0.8 million during the third quarter of fiscal year 2010. Income from operations for the full fiscal year was $5.1 million as compared to a loss from operations of $4.0 million in fiscal year 2009. Operating income was impacted negatively in fiscal year 2009 from a $5.7 million charge from an arbitration settlement entered into during the fourth quarter of fiscal year 2009.

•	EBITDA, excluding impairment costs, stock-based compensation, severance and other non-operational charges (“EBITDA, as adjusted”) for the fourth quarter was $7.2 million, representing a year-over-year increase of 13% and a sequential quarterly increase of 20%. EBITDA, as adjusted for the full fiscal year 2010 was $26.6 million, representing an increase of 9% over the EBITDA, as adjusted of $24.4 million in fiscal year 2009.

•	Net loss attributable to common shareholders for the fourth quarter was $1.4 million, or $(0.04) per share, compared to a loss of $8.6 million, or $(0.24) per share, in the fourth quarter of fiscal year 2009. Net income attributable to common shareholders for the full fiscal year 2010 was $9.8 million, or $0.27 per share, compared to a loss of $18.5 million or $(0.52) per share for the fiscal year 2009.

•	Cash generated from operating activities for the fourth quarter of fiscal year 2010 was $3.6 million compared to $4.1 million recorded in the fourth quarter of fiscal year 2009. Cash generated from operating activities for fiscal year 2010 was $24.6 million, representing an increase of 14% from the $21.6 million recorded in fiscal year 2009.
“Fiscal 2010 was a year of significant transformation, as we sharpened our enterprise focus, restructured the sales organization, divested non-core assets and deleveraged our balance sheet,” stated Brooks Borcherding, President and Chief Executive Officer of NaviSite. “The successful execution of our strategy, combined with the launch of our innovative, enterprise-class cloud offerings, positions us for continued growth as we head into fiscal 2011.”
Financial and Business Highlights

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

•	Booked approximately $0.6 million of new monthly recurring hosting revenue (“MRR”) in the fourth quarter of fiscal year 2010 compared to $0.7 million booked in the third quarter of fiscal year 2010. During fiscal year 2010, NaviSite booked approximately $2.4 million of new MRR.
•	Signed $28.8 million of annual hosting contract value for recurring applications services and enterprise-hosting business with an average contract term of 22 months during fiscal year 2010 compared to bookings of $27.4 million in annual hosting contract value with an average term of 23 months in fiscal year 2009.
•	Customer churn, defined as the loss of a customer or a reduction in a customer’s monthly recurring revenue from our active customer pool, was 1.1% per month during the quarter, compared to 1.0% per month in the prior quarter and 1.7% a year ago. Churn for the full fiscal year was 1.1% per month compared to 1.2% per month for the full year of fiscal 2009.
•	Reduced senior debt leverage by 54% during fiscal year 2010 through sales of non-core assets.
•	Launched NaviSite’s Enterprise-Class Managed Cloud Services during the fourth quarter.
Conference Call Scheduled for October 7, 2010
NaviSite President and Chief Executive Officer Brooks Borcherding and Chief Financial Officer Jim Pluntze will host a conference call on Thursday, October 7, 2010, at 5:00 pm Eastern Time to discuss the company’s results for its fourth quarter and 2010 fiscal year. NaviSite’s conference call can be accessed by dialing 866.730.5763 (International: +1.857.350.1587) and entering passcode 53317271. A replay of the call will be accessible on October 7, 2010 at 8 pm Eastern time through October 14, 2010 by dialing 888.286.8010 (International: +1.617.801.6888) and entering passcode 64935761.
EBITDA
EBITDA and cash gross margin are not a recognized measures for financial-statement presentation under United States generally accepted accounting principles (“GAAP”). NaviSite believes that the non-GAAP measures of EBITDA, as adjusted and cash gross margin, provides investors with useful supplemental measures of our actual and expected operating and financial performance by excluding the impact of interest, taxes, depreciation and amortization from net income (loss) and depreciation and amortization from gross margin. We also exclude impairment costs, stock-based compensation (from both net income (loss) and gross margin), severance, discontinued operations, related gain on discontinued operations, and other non-recurring charges from our non-GAAP measure, as such items

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

may be considered to be of a non-operational nature. EBITDA and cash gross margin do not have any standardized definition and therefore may not be comparable to similar measures presented by other reporting companies. We use EBITDA, as adjusted and cash gross margin, to assist in evaluating our actual and expected operating and financial performance. These non-GAAP results should not be evaluated in isolation from, or as a substitute for, our financial results prepared in accordance with GAAP. A table reconciling our net income (loss), as reported, to EBITDA, as adjusted and gross margin to cash gross margin, are included in the condensed consolidated financial statements in this release. We believe that using EBITDA, as adjusted and cash gross margin, as performance measures, together with gross margin and net income (loss), will help investors better understand our underlying financial performance.
About NaviSite
NaviSite, Inc. (NASDAQ: NAVI) is a leading worldwide provider of enterprise-class, cloud-enabled hosting, managed applications and services. NaviSite provides a full suite of reliable and scalable managed services, including Application Services, industry-leading Enterprise Hosting, and Managed Cloud Services for enterprises looking to outsource IT infrastructures and lower their capital and operational costs. Enterprise customers worldwide depend on NaviSite for customized solutions, delivered through a global footprint of state-of-the-art data centers. For more information about NaviSite’s services, please visit www.navisite.com.
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This release may contain forward-looking statements that address a variety of subjects, including NaviSite’s expected future operating and financial results, such as profitability, revenue growth and EBITDA, the success and performance of our product and service offerings and our strategic business plans for growing our customer base. All statements other than statements of historical fact — including, without limitation, those with respect to our goals, plans and strategies set forth herein — are forward-looking statements. The following important factors and uncertainties, along with general economic conditions, changes in economic conditions and others, could cause actual results to differ materially from those described in these forward-looking statements. Our success — including our ability to improve our gross profit, to improve our cash flows, to expand our operations and revenue and to reach and sustain profitability — depends in part on our ability to execute on our business strategy and the continued and increased demand for, and market acceptance of, our products and services. We may not remain compliant with our agreement with our senior secured lenders, including financial covenants. Our

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

financial forecasts may not be achieved, including those as to expected EBITDA and revenue. We may be unable to raise the necessary funds to meet our payment obligations to our lending group under our senior secured credit facility and other creditors. We may not be able to expand our operations in accordance with our business strategy. We may experience difficulties integrating technologies, operations and personnel in accordance with our business strategy. Our products, technologies and resources may not successfully operate with the technology, resources and applications of third parties. We derive a significant portion of our revenue from a small number of customers, and the loss of any of those customers could significantly damage our financial condition and results of operations. Competition has increased, and technological changes made, in the markets in which we compete. For a detailed discussion of cautionary statements that may affect our future results of operations and financial results, please refer to our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q. Forward-looking statements represent our current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements that we make. All logos, company and product names may be trademarks or registered trademarks of their respective owners.

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended		For the Year Ended
	July 31, 2010	July 31, 2009	July 31, 2010	July 31, 2009
	Unaudited
	(In thousands, except per share amounts)
Revenue	$32,621	$30,328	$125,844	$125,033
Revenue, related parties	68	64	303	346

Total revenue	32,689	30,392	126,147	125,379

Cost of revenue, excluding stock compensation, restructuring, depreciation and amortization	15,932	14,498	61,288	62,580
Depreciation and amortization	4,446	3,961	16,524	17,211
Stock compensation	217	292	1,026	1,274
Restructuring charge	—	—	—	209

Cost of revenue	20,595	18,751	78,838	81,274

Gross profit	12,094	11,641	47,309	44,105

Operating expenses:
Selling and marketing, excluding stock compensation and restructuring charge	5,151	4,478	19,887	18,649
General and administrative, excluding stock compensation and restructuring charge	5,176	5,369	20,320	21,556
Loss on settlement	—	5,736	—	5,736
Stock compensation	378	374	1,979	1,868
Transaction fees	—	145	—	145
Restructuring charge	—	—	—	180

Total operating expenses	10,705	16,102	42,186	48,134

Income (loss) from operations	1,389	(4,461)	5,123	(4,029)

Other income (expense):
Interest income	6	7	23	43
Interest expense	(1,627)	(2,303)	(8,096)	(9,142)
Other income (expense), net	74	10	288	545

Loss from continuing operations before income taxes and discontinued operations	(158)	(6,747)	(2,662)	(12,583)

Income taxes	(276)	(215)	(755)	(1,166)

Net Loss from continuing operations before discontinued operations	(434)	(6,962)	(3,417)	(13,749)

Income (loss) from discontinued operations, net of income taxes	189	(715)	(3,604)	(1,362)

Gain (loss) from sale of discontinued operations, net of income taxes	(259)	—	20,494	—

Net Income (loss)	(504)	(7,677)	13,473	(15,111)

Accretion of preferred stock dividends	(942)	(874)	(3,718)	(3,350)

Net Income (loss) attributable to common stockholders	$(1,446)	$(8,551)	$9,755	$(18,461)

Basic and diluted net loss per common share:

Loss from continuing operations attributable to common shareholders	$(0.04)	$(0.22)	$(0.19)	$(0.48)
Income (loss) from discontinued operations	$0.01	$(0.02)	$(0.10)	$(0.04)
Gain (loss) from sale of discontinued operations	$(0.01)	$—	$0.56	$—

Net income (loss) attributable to common stockholders	$(0.04)	$(0.24)	$0.27	$(0.52)

Basic and diluted weighted average number of common shares outstanding	36,684	35,714	36,354	35,528

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Net Income (Loss) to EBITDA, as Adjusted, Reconciliation

	For the Three Months Ended
	July 31, 2010	July 31, 2009
	Unaudited
	(In thousands)
Net income (loss), as reported	$(504)	$(7,677)

Depreciation	4,066	3,282
Amortization	651	850
Interest income/expense, net	1,620	2,296
Income taxes	276	215

EBITDA	6,109	(1,034)

Stock-based compensation	596	666
Severance	153	145
Income (loss) from discontinued operations	(189)	715
Loss from sale of discontinued operations	259	—
Transaction fees, integration costs and settlement charge	223	5,863

EBITDA, as adjusted (excludes impairment costs, stock based compensation, severance, discontinued operations, related gain on sale of discontinued operations, transaction fees, integration costs and settlement charge)	$7,151	$6,355

	For the Year Ended
	July 31, 2010	July 31, 2009
	Unaudited
	(In thousands)
Net income (loss), as reported	$13,473	$(15,111)

Depreciation	14,839	14,079
Amortization	2,684	3,820
Interest income/expense, net	8,072	9,099
Income taxes	755	1,166

EBITDA	39,823	13,053

Stock based compensation	3,006	3,142
Severance	507	841
Loss from discontinued operations	3,604	1,362
Gain from sale of discontinued operations	(20,494)	—
Transaction fees, integration costs and settlement charge	174	6,008

EBITDA, as adjusted (excludes impairment costs, stock based compensation, severance, discontinued operations, related gain on sale of discontinued operations, transaction fees, integration costs and settlement charge)	$26,620	$24,406

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Condensed Consolidated Balance Sheets

	July 31, 2010	July 31, 2009
	Unaudited	Unaudited
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$4,620	$10,534
Accounts receivable, less allowance for doubtful accounts of $1,812 and $1,820 at July 31, 2010 and July 31, 2009, respectively	12,532	16,417
Unbilled accounts receivable	730	1,361
Prepaid expenses and other current assets	11,244	6,336

Total current assets	29,126	34,648

Non-current assets	87,911	129,032

Total assets	$117,037	$163,680

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Notes payable, current portion	$4,150	$10,603
Capital lease obligations, current portion	4,830	3,040
Accounts payable	7,379	5,375
Accrued expenses, deferred revenue, deferred other income and customer deposits	19,237	16,606

Total current liabilities	35,596	35,624

Total non-current liabilities	67,977	132,280

Total liabilities	103,573	167,904

Preferred stock	34,284	30,879

Total stockholders’ equity (deficit)	(20,820)	(35,103)

Total liabilities, preferred stock and stockholders’ equity (deficit)	$117,037	$163,680

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com

NaviSite Financial Tables
Condensed Consolidated Statements of Cash Flow

	For the Three Months Ended
	July 31, 2010	July 31, 2009
	Unaudited
	(In thousands)
Net cash provided by operating activities	$3,580	$4,099

Net cash used for investing activities	(5,002)	(1,140)

Net cash provided by (used for) financing activities	(1,762)	4,537

Effect of exchange rate changes on cash	4	149

Net increase (decrease) in cash and cash equivalents	(3,180)	7,645

Cash and cash equivalents, beginning of period	7,800	2,889

Cash and cash equivalents, end of period	$4,620	$10,534

	For the Year Ended
	July 31, 2010	July 31, 2009
	Unaudited
	(In thousands)
Net cash provided by operating activities	$24,591	$21,574

Net cash provided by (used for) investing activities	39,342	(10,571)

Net cash used for financing activities	(69,811)	(3,572)

Effect of exchange rate changes on cash	(36)	(158)

Net increase (decrease) in cash and cash equivalents	(5,914)	7,273

Cash and cash equivalents, beginning of period	10,534	3,261

Cash and cash equivalents, end of period	$4,620	$10,534

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NaviSite Financial Tables
Gross Margin to Cash Gross Margin Reconciliation

	For the Three Months Ended
	July 31, 2010	July 31, 2009
	Unaudited
	(In thousands)
Total revenue	$32,689	$30,392
Gross margin	12,094	11,641
Gross margin % to total revenue	37%	38%

Depreciation & amortization	4,446	3,961
Stock-based compensation	217	292

Cash basis gross margin	$16,757	$15,894

Cash gross margin % to total revenue	51%	52%

	For the Twelve Months Ended
	July 31, 2010	July 31, 2009
	Unaudited
	(In thousands)
Total revenue	$126,147	$125,379
Gross margin	47,309	44,105
Gross margin % to total revenue	38%	35%

Depreciation & amortization	16,524	17,211
Stock-based compensation	1,026	1,274

Cash basis gross margin	$64,859	$62,590

Cash gross margin % to total revenue	51%	50%

400 Minuteman Road, Andover, MA 01810, P. 978-682-8300, F. 978-688-8100	www.navisite.com